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                                  EXHIBIT 23.4

                          INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of Jack Henry & Associates, Inc. and Subsidiaries (the "Company") on Form S-4 of our report dated August 18, 1998, appearing in the annual report on Form 10-K of the Company for the year ended June 30, 1998 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is a part of this Registration Statement.

                                                     /s/ Deloitte & Touche LLP

St. Louis, Missouri
October 22, 1998